Exhibit 4.3

                        REGISTRATION RIGHTS AGREEMENT

      Registration Rights Agreement dated as of May 20, 2004 (this "Agreement") by and between Savon Team Sports, Inc., a Utah corporation (the "Company"), and Russell Fine and Debra Fine, as trustees of the Fine Family Trust ("Trustees"), SWT Investments, LLC, a California limited liability company ("SWT"), Phoenix Capital Opportunity Fund, LP, a Florida limited partnership ("Phoenix"), David
L. Ficksman and Maxine B. Ficksman, as trustees of the Ficksman Family Trust and David Marshall, Inc., a California corporation ("Marshall") (Trustees, SBI, Phoenix and Marshall, collectively, the "Sellers"), (collectively, the "Investors"), with reference to the following:

      A. The Company has issued to the Investors 45,313,750 shares of its common stock, par value $0.001 per share (the "Common Stock") pursuant to that certain Exchange Agreement ("Exchange Agreement") dated as of May 20, 2004 between the Company and Investors and the Investors acquired 5,530,000 share of Common Stock pursuant to the terms of a Stock Purchase Agreement, dated May 20, 2004, by and among the Investors and Mitchell Ruben (the "Stock Purchase Agreement" together with the Exchange Agreement, "Investor Agreements").

      B. The Company has agreed to provide certain Registration Rights with respect to the Common Stock issuable to Investors.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. DEFINITIONS.

            (A) As used in this Agreement, the following terms shall have the meanings:

                  (1) "Affiliate" of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

                  (2) "Commission" means the Securities and Exchange Commission.

                  (3) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                  (4) "Holders" means Investor and any transferee or assignee of Registrable Securities which agrees to become bound

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                  (5) "Person" means any individual,  partnership,  corporation,
limited   liability   company,   joint  stock   company,   association,   trust,
unincorporated organization, or a government or agency or political subdivision thereof.

                  (6) "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

                  (7) "Public Offering" means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

                  (8) "Registrable Securities" means the shares of Common Stock issuable to Investor upon conversion of the Common Stock; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

                  (9) "Registration Statement" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits to and other material incorporated by reference in such registration statement and Prospectus.

                  (10) "Restricted Security" means any share of Common Stock except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto) or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

                  (11) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

      2. REGISTRATION RIGHTS.

                        (i) If the Company proposes to register any of its warrants, Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any

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successor or similar forms,  (B) relating to Common Stock or any other shares of common stock of the Company issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to each Holder, which notice shall set forth such Holder's rights under this Section 2(A) and shall offer such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any Holder made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by each Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that (A) if such registration involves a Public Offering, each Holder must sell its Registrable Securities to any underwriters selected by the Company with the consent of such Holder on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

                        (ii) If a registration pursuant to this Section 2(A) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock that the Company and the Holders intend to include in such registration exceeds the largest number of shares of Common Stock that can be sold without having an adverse effect on such Public Offering (the "Maximum Offering Size"), the Company will include in such registration only such number of shares of Common Stock as does not exceed the Maximum Offering Size, and the number of shares in the Maximum Offering Size shall be allocated among the Company, the Holders and any other sellers of Common Stock in such Public Offering ("Third-Party Sellers"), first, to the Company until all the shares of Common Stock originally proposed to be offered for sale by the Company have been allocated, second, if the filing of the Registration Statement was made upon the demand of any Third Party Seller, then pro rata among such Third Party Sellers, and third, pro rata among the Holders and any other Third-Party Sellers, in each case on the basis of the relative number of shares of Common Stock originally proposed to be offered for sale under such registration by each of the Holders and the Third-Party Sellers, as the case may be. If as a result of the proration provisions of this Section 2(A)(ii), any Holder is not entitled to include all such Registrable Securities in such registration, such Holder may elect to withdraw its request to include any Registrable Securities in such registration. With respect to registrations pursuant to this Section 2(A), the number of securities required to satisfy any underwriters' over-allotment option shall be allocated among the Company, the Holders and any Third Party Seller pro rata on the basis of the relative number of securities offered for sale under such registration by each of the Holders, the Company and any such Third Party Sellers before the exercise of such over-allotment option.

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      3. OBLIGATIONS OF THE COMPANY.

      In connection with the registration of the Registrable Securities, the Company shall:

            (A) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Holders for resales of the Registrable Securities for a period of one (1) year from the date on which the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and
(B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (B) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Prospectus forming part of the Registration Statement;

            (C) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide (A) draft copies thereof to the Holders and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose and (B) to the Holders a copy of the accountant's consent letter to be included in the filing and (ii) furnish to each Holder whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

            (D) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Holders who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and

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supplements  to such  registrations  and  qualifications  as may be necessary to maintain the effectiveness  thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(D), (B) subject itself to general taxation in any such jurisdiction or
(C) file a general consent to service of process in any such jurisdiction;

            (E) As promptly as practicable after becoming aware of such event, notify each Holder of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Holder as such Holder may reasonably request;

            (F) As promptly as practicable after becoming aware of such event, notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

            (G) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

            (H) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

            (I) Cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the registration statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Holders reasonably may request and registered in such names as the Holder may request; and, within three (3) business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable
Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

            (J) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holders of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

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            (K) Make  generally  available  to its  security  holders as soon as practicable, but in any event not later than three (3) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11 (a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

            (L) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

            (M) (i) Make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material nonpublic information shall be kept confidential and shall not be used as a basis for any market transactions in the securities of the Company by such Holders and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Holders and other parties;

            (N) In connection with any underwritten offering, make such representations and warranties to the Holders participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

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            (O) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

            (P) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

            (Q) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any, and

            (R) In  the  event  that  any  broker-dealer  registered  under  the
Exchange Act shall be an "Affiliate" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD Rules") (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

      4. OBLIGATIONS OF THE HOLDERS.

      In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

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            (A) It shall be a  condition  precedent  to the  obligations  of the
Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request;

            (B) Each Holder by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; and

            (C) Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(E) or 3(F), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(E) and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (D) In the case of an underwritten public offering of the Company's securities, at the request of the underwriter, each Holder will agree not to publicly sell that amount of Registrable Securities as designated by the underwriter for such period (not to exceed 180 days) as also designated by such underwriter.

      5. EXPENSES OF REGISTRATION.

      All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company and Holder, shall be borne by the Company.

      6. INDEMNIFICATION AND CONTRIBUTION.

            (A) The Company shall indemnify and hold harmless each Holder and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an

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omission or alleged  omission to state  therein a material  fact  required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(E), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

            (B) Each Holder agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein; provided, however, that no Holder or underwriter shall be liable under this Section 6(B) for any amount in excess of the net proceeds paid to such Holder or underwriter in respect of shares sold by it and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The obligations pursuant to this subsection shall survive the transfer of the Registrable Securities.

            (C) Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this

Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be born exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.


            (D) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (A) or (B) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(D) were determined by pro rata allocation (even if the Holders or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(D). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders and any underwriters in this
Section 6(D) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

            (E)  Notwithstanding  any other  provision  of this Section 6, in no event  shall any (i) Holder be  required to  undertake  liability  to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

            (F) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

      7. RULE 144.

      With a view to making available to the Holders the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its best efforts to:

                  (1) Comply with the provisions of paragraph (c) (1) of Rule 144 and

                  (2) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

      8. ASSIGNMENT.

      The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Holders to any permitted transferee of all or any portion of such Registrable Securities only if (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities and
(d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

      9. AMENDMENT AND WAIVER.

      Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold a majority-in-interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder and the Company.

      10. CHANGES IN COMMON STOCK.

      If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, reverse split, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

      11. MISCELLANEOUS.

            (A) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            (B) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

                  (1) if to the Company, to:

                        Savon Team Sports, Inc.
                        5039 South, 1075 East
                        Ogden, Utah 84403
                        Attention:  Debra Fine

                  (2) if to any Holder, at such address as such Holder shall have provided in writing to the Company or as set forth on the signature page.

      The Company, or any Holder may change the foregoing address by notice given pursuant to this Section 11(C).

            (C) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (D)  This  Agreement   shall  be  governed  by  and  interpreted  in
accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts or the state courts of the State of California sitting in the City of Los Angeles, California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

            (E) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (F) This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

            (G) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            (H) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            (I) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

            (J) This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original but both of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on the parties hereto.

            (K) The Company may grant to any other party registration rights which are superior to or on parity with the registration rights granted hereunder.

      IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

                                    SAVON TEAM SPORTS, INC.,
                                    a Utah corporation

                                    By:
                                       -----------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                    SELLERS:



                                    --------------------------------------------
                                    Russell Fine, as Co-Trustee of the Fine
                                    Family Trust



                                    --------------------------------------------
                                    Debra Fine, as Co-Trustee of the Fine
                                    Family Trust



                                    SWT Investments, LLC, a California limited liability company:



                                    By:
                                       -----------------------------------------
                                        Name: Shelly Singhal
                                        Title: Member



                                    DAVID MARSHALL, INC.



                                    By:
                                       -----------------------------------------
                                        Name: David Marshall
                                        Title: President

                                    PHOENIX  CAPITAL  OPPORTUNITY  FUND,  LP,  a
                                    Florida limited partnership by PCOF Partners
                                    LLC, its General Partner

                                    By:
                                       -----------------------------------------
                                       Name:  Lee R.  Meier
                                       Title: Managing Director




                                    --------------------------------------------
                                    David L. Ficksman, as Co-Trustee of the
                                    Ficksman Family Trust



                                    --------------------------------------------
                                    Maxine B. Ficksman, as Co-Trustee of the
                                    Ficksman Family Trust